AMENDMENT TO MANAGEMENT AGREEMENT

                                     Between

         INTEGRAMED AMERICA, INC. (Formerly known as IVF AMERICA, INC.)

                                       And

              REPRODUCTIVE ENDOCRINE & FERTILITY CONSULTANTS, P.A.

     THIS AMENDMENT TO MANAGEMENT AGREEMENT, dated May 22, 1997 by and between IntegraMed America, Inc., a Delaware corporation, with its principal place of business at One Manhattanville Road, Purchase, New York 10577 ("INMD") and Reproductive Endocrine & Fertility Consultants, P.A., a Kansas professional corporation, with its principal place of business at Two Brushcreek Boulevard, Suite 500, Kansas City, Missouri 64112 ("PA").

     WHEREAS, INMD and PA entered into a Management Agreement dated November 1, 1995 ("Management Agreement"); and

     WHEREAS, INMD and PA desire to amend the Management Agreement, in pertinent part, to modify INMD's commitment to make available to PA certain funds for the employment of a physician and provide for payment of PA's debt to INMD in the amount of $670,000 as of March 31, 1997 as a result of Advances, as defined in the Management Agreement.

     In consideration of the mutual promises and covenants herein contained, and as contained in the Management Agreement, INMD and PA agree as follows:

     1. The Management Agreement is hereby amended by adding the following sentence at the end of Section 3.4 thereof:

     "On a monthly basis, INMD and PA will review and discuss operating results, Advances, as herein defined, and proposed Advances, if any."

     2. The Management Agreement is hereby amended by deleting Section 7.3.1 in its entirety and substituting the following therefore:

     "7.3.1 Any amounts advanced hereunder shall be considered Service Fees as provided for in Section 7.1 and shall be repaid from PA's 75% allocation of PDE, as defined in this Management Agreement, in accordance with this Section 7.3.1. After satisfaction, on a monthly basis, of direct physician costs (Physician draw and retirement benefit, and physician-employee salary which are collectively referred to as "Physician Direct Costs"), 55% of PA's PDE in excess of Physician Direct Costs shall be retained by INMD to reduce the debt owed to INMD as a result of the Advances. This formula for repayment of Advances shall remain in effect until such point as all Advances are repaid. Thereafter, 75% of PDE shall be paid to PA and 25% retained by INMD. In addition to the foregoing adjustment, INMD shall be entitled to offset its obligation to pay PA the $38,888.89 Exclusive Management Right payment provided for in Section 8.1 of this Management Agreement on the last business day of October, 1997 in accordance with the following formula:

Revenues for July, August         Management Fee        Amount Credited Against
or September 1997                 Paid to PA            INMD Advances
-----------------                 ----------            -------------
$110,000 or more                  $38,888.89            None
$100,001 to $109,999              $19,444.45            $19,444.44
$90,000 to $100,000               $8,888.89             $30,000.00
Less than $90,000                 None                  $38,888.89

     3. The Management Agreement is hereby amended by deleting Section 7.4 in its entirety and substituting the following Section therefore:

     "7.4 Minimum PDE. Physician has entered into a Shareholder-Physician Employment Agreement with PA dated May 9, 1997 ("Employment Agreement") pursuant to which, among other things, Physician has agreed to commence full-time employment with PA effective July 1, 1997. As a result of the Employment Agreement and to ensure for the first twelve months thereof that Physician will be able to draw at least $150,000 against PDE, INMD agrees to make necessary Advances to ensure that Physician is able to draw a minimum of $15, 000 per month against PDE for the first 6 months of his employment by PA and $10,000 per month against PDE for the second 6 months of his employment by PA."

     4. The Management Agreement is hereby amended to add the following section:

     "12.16 Cooperation. INMD and PA, for itself and on behalf of Physician, covenant to work cooperatively in order for the parties to achieve the objectives and purposes of this Management Agreement. PA shall cause Physician to be available when needed to review marketing plans and participate in strategic planning sessions relative to practice development. INMD and Physician shall meet periodically to confer on practice development and determine the course of action most appropriate to accomplish PA's development."

     5. All other provisions of the Management Agreement, not in conflict with this Amendment, remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have this Agreement the date first above written.

INTEGRAMED AMERICA, INC.


By:   /s/ Peter Callan
   ---------------------------------------------
    Peter Callan, Central Region Vice President


REPRODUCTIVE ENDOCRINE & FERTILITY CONSULTANTS, P.A.


By:   /s/ Elwyn M. Grimes, M.D.
   ---------------------------------------------
         Elwyn M. Grimes, M.D., President